Exhibit 3.2

BYLAWS OF

MICROLIN BIO, INC.

A Delaware Corporation

(Effective December 26, 2013)

ARTICLE I
OFFICES

Section 1.            Registered & Business Offices. The registered office of the Corporation shall be in Wilmington, Delaware. The Corporation may also have offices at any other place as the Board of Directors may determine or the business of the Corporation may require.

Section 2.            Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation may determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 1.            Annual Meetings. The annual meeting of the stockholders of the Corporation, for the election of directors and the transaction of other business to be properly brought before the meeting, shall be held on the date and at the place designated by the President or the Board of Directors and specified in the notice of the meeting. At the annual meeting, stockholders shall elect directors and transact such other business as may properly brought before the meeting in accordance with these Bylaws and applicable law.

Section 2.           Special Meetings. Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called by the President or the Board of Directors and shall be called by the Board of Directors or any officer of the Corporation at the request in writing of stockholders owning at least twenty-five (25) percent of the entire capital stock of the Corporation issued and outstanding and entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 3.            Notice of Meetings. Written notice of the meeting shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Written notice of the annual or special meeting shall be given to each stockholder entitled to vote at the meeting at least ten (10) and not more than sixty (60) days before the date of the meeting. The notice may be given by personal delivery, by United States mail or electronic mail. If mailed, notice is given when (a) deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation or (b) sent to an electronic mail address at which the stockholder has consented to receive notice. Notice of the place, date, hour and purpose of any meeting of the stockholders may be waived in writing by the stockholder entitled to notice, whether before or after the holding of the meeting. Attendance by a stockholder at a meeting shall constitute a waiver of notice of the meeting, unless the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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Section 4.            Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder.

Section 5.            Quorum; Adjournment. The holders of stock entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders, except as otherwise provided by law or by the Certificate of Incorporation. Whether or not a quorum is present, the holders of a majority of the voting power represented at the meeting may adjourn the meeting from time to time. In addition, if a quorum shall fail to attend any meeting, the chair of the meeting may adjourn the meeting to another place, if any, date, or time. Notice of adjournment need not be given if the time and place to which the meeting is adjourned are announced at the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

Section 6.            Vote at Meetings. Except as otherwise provided in the terms of any class or series of Preferred Stock of the Corporation, all elections at any meeting of stockholders shall be determined by a plurality of the votes cast, and except as otherwise required by law, these Bylaws or the rules of any stock exchange upon which the Corporation’s securities are listed, all other matters determined by stockholders at a meeting shall be determined by a majority of the votes cast affirmatively or negatively.

Section 7.            Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express, in writing, consent to or dissent from any action of stockholders without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such action of stockholders without a meeting, at such time as the Board of Directors may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period in compliance with applicable law.

Section 8.          Inspector of Elections. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

Section 9.            Notice of Stockholder Business and Nominations.

A.           Annual Meetings of Stockholders. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting or proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

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B.           Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting given pursuant to Sections 2 and 3 above. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

C.           Certain Matters Pertaining to Stockholder Business and Nominations.

(1)          For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph A of this Section or a special meeting pursuant to paragraph B of this Section, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such other business must otherwise be a proper matter for stockholder action under the Delaware General Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section.

To be timely, a stockholder’s notice pertaining to an annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) or more than one-hundred and twenty (120) days prior to the first anniversary (the “Anniversary”) of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after the Anniversary, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one-hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder’s notice for an annual meeting or a special meeting shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

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(ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(iii) to the extent known by the stockholder, the name and address of any other securityholder of the Corporation who owns, beneficially or of record, any securities of the Corporation and who supports any nominee proposed by such stockholder; and

(iv) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by paragraph D of this Article;

(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, including the text of any resolutions proposed for consideration, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and to the extent known by the stockholder, the name and address of any other securityholder of the Corporation who owns, beneficially or of record, any securities of the Corporation and who supports any matter such stockholder intends to propose; and

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner;

(ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date; provided that if such date is after the date of the meeting, not later than the day prior to the meeting);

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(iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder;

(iv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(v) a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(2)          Notwithstanding anything in the second sentence of paragraph C(1) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least fifty-five (55) days prior to the Anniversary (or, if the annual meeting is held more than thirty (30) days before or thirty (30) days after the Anniversary, at least fifty-five (55) days prior to such annual meeting), a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(3)          In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph C(1) of this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting nor later than the close of business on the later of the sixtieth (60th) day prior to such special meeting, or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

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D. General.

(1)          Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section.

(2)          For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)          Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

(4)          In addition to the requirements set forth elsewhere in these Bylaws, to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver, in accordance with the time periods prescribed for delivery of notice under Section 9(C)(1) of this Article, to the Secretary of the Corporation at the principal executive offices of the Corporation a completed and signed questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors.

Section 10.         Defective Proposals and Nominations. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chair of a stockholders meeting shall have the sole power and duty to determine whether any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws or in accordance with laws or rules applicable to the meeting and, if any proposed business is not in compliance with such sections, laws or rules, to declare that such defective proposal or nomination shall be disregarded, which determination shall be conclusive and binding on the Corporation and its stockholders. Notwithstanding anything in these Bylaws to the contrary, if the applicable stockholder(s) (or a qualified representative) does not appear at the annual or special meeting to present a nomination or other proposed business, such nomination may be disregarded or such business may not be transacted, as the case may be, notwithstanding that proxies in respect of such matter may have been received by the Corporation. To be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. As to all such matters, the chair of the meeting shall make all necessary determinations which shall be conclusive and binding on the Corporation and its stockholders.

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Section 11.         Polls and Rules of Conduct. At each stockholders meeting, the chair of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any rules that are adopted by the Board of Directors, the chair shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to establish rules, regulations and procedures and to do all such acts as, in the judgment of the chair, are appropriate for the conduct of the meeting, including, without limitation, the establishment of an agenda or order of business for the meetings and the establishment of rules restricting attendance to bona fide stockholders of record, their proxies and other persons in attendance at the invitation of the chair and rules governing speeches, presentation of business to be transacted, and debates. In establishing rules, the chair will have absolute discretion and his or her rulings will not be subject to appeal. Rules established by the chair need not be in writing.

Section 12.         Action Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action to be taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III
DIRECTORS

Section 1.            Election; Vacancies; Number. Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be determined by resolution of the Board of Directors. Directors of the Corporation shall be elected at each annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing directors. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier removal, death or resignation. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. The Chair of the Board and any Vice Chairman appointed to act in the absence of the Chair, if any, shall be elected by and from the Board of Directors. The Chair of the Board shall preside at all meetings of the Board of Directors and stockholders at which he or she is present and shall have such authority and perform such duties as may be prescribed by these Bylaws or from time to time be determined by the Board of Directors.

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Section 2.            Resignation or Removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation at its principal place of business or to the Chair of the Board, Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least eighty (80) percent of the voting power of all of the then outstanding shares of the Corporation then entitled to vote at an election of directors, voting together as a single class.

Section 3.            Organization Meeting. Immediately after each annual meeting of the stockholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of the organization meeting need not be given.

Section 4.            Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as may be determined by the Board of Directors and upon such notice, if any, as shall be so provided. Unless otherwise indicated in the notice of a regular meeting, any business may be transacted at that regular meeting.

Section 5.           Special Meetings. Special meetings of the Board of Directors may be held at any time and place upon a call therefor by the Board of Directors or the President. Written notice of the time and place of each special meeting shall be given to each director either by personal delivery or by mail, facsimile or electronic mail at least four (4) days before the meeting, which notice need not specify the purposes of the meeting, except that attendance of any director at any special meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him or her of notice of the meeting and except that notice of a special meeting may be waived in writing, either before or after the holding of the meeting, by any director, which writing shall be filed with or entered upon the records of the Corporation. Unless otherwise indicated in the notice of a special meeting, any business may be transacted at that special meeting.

Section 6.           Quorum; Adjournment. A quorum of the Board of Directors at an organization, regular or special meeting shall consist of a majority of the total number of directors, except that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn the meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as otherwise expressly provided in these Bylaws.

Section 7.           Lead Director. At its discretion, the Board of Directors may appoint a Lead Director. The Lead Director shall have such duties as may be assigned by the Board of Directors.

Section 8.           Committees. The Board of Directors may designate one or more committees, each committee consisting of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternative members of any committee, to replace any absent or disqualified member at any meeting of the committee. Each member, and each alternate, of any such committee shall hold office during the pleasure of the Board of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the fullest extent authorized by law. Unless otherwise provided by the Board of Directors, any committee may prescribe its own rules for calling and holding meetings and its own method of procedure. The Board of Directors may designate an Executive Committee by resolution of the Board of Directors.

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Section 9.            Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors, or by any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing(s) and/or transmission(s) are filed with the minutes of proceedings of the Board of Directors or committee.

Section 10.         Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV
OFFICERS

Section 1.            Election and Designation of Officers. The Board of Directors shall elect the Corporation’s officers, which may include a President, a Treasurer and a Secretary and any other officers as the Board of Directors may deem necessary or desirable. No officer need be a director. Two or more offices may be held by any one person.

Section 2.           Term of Office; Vacancies. Each officer of the Corporation shall hold office until the next organization meeting of the Board of Directors and until his or her successor is elected and qualified or until his or her earlier resignation, death or removal. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the directors then in office. Any vacancy in any office may be filled by the Board of Directors.

Section 3.            President. The President shall have general supervisory authority over the business and affairs of the Corporation, subject to the overall control of the Board of Directors, may execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Corporation and shall have such further authority, and shall perform such other duties, as may be determined by the Board of Directors.

Section 4.            Secretary. The Secretary shall keep the minutes of meetings of the stockholders and of the Board of Directors, shall keep those books and records as may be required by the Board of Directors, shall give notices of meetings of the stockholders and of the Board of Directors required by law or by these Bylaws or otherwise and shall have such further authority, and shall perform such other duties, as may be determined by the Board of Directors.

Section 5.            Treasurer. The Treasurer shall receive, and have in Treasurer’s charge, all money, bills, notes, bonds, securities of other corporations and similar property belonging to the Corporation, shall do with this property as may be ordered by the Board of Directors, shall keep accurate financial accounts and hold them open for the inspection and examination of the directors and shall have such further authority, and shall perform such other duties, as may be determined by the Board of Directors.

Section 6.            Other Officers. Any other officers whom the Board of Directors may elect shall have that authority, and shall perform those duties, as may be determined by the Board of Directors.

Section 7.            Delegation of Authority & Duties. The Board of Directors is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

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ARTICLE V
INDEMNIFICATION

Section 1.            Director & Officer Indemnification. Each person who is, has been, or shall hereafter be, a director or officer of the Corporation, or who is serving, may have served, or shall serve at its request as a director or officer of another corporation, shall be indemnified by the Corporation to the fullest extent to which indemnification is permitted by the General Corporation Law of the State of Delaware. The foregoing rights of indemnification shall inure to the benefit of the personal representatives of such persons, and shall be in addition to any other rights to which any such persons may be entitled to by law or agreement or otherwise.

Section 2.            Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3.            Indemnity Agreements. The Corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents of the Corporation and with such officers, directors, employees and agents of subsidiaries as the Board of Directors may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons as contemplated by this Article, and to include any other substantive or procedural provisions regarding indemnification as are not inconsistent with Delaware law. The provisions of such indemnity agreements shall prevail to the extent that they limit or condition or differ from the provisions of this Article.

Section 4.            Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 5.            Severability. If any word, clause, provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, each portion of any section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article (including, without limitation, each such portion of any section of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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ARTICLE VI
COMPENSATION OF AND TRANSACTIONS WITH
DIRECTORS, OFFICERS AND EMPLOYEES

Section 1.          Directors & Members of Committees. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

Section 2.           Officers & Employees. The compensation of officers and employees of the Corporation, or the method of fixing their compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors. Compensation may include pension, disability and death benefits, may be by way of fixed salary, on the basis of earnings of the Corporation or any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.

Section 3.            Transactions with Directors or Officers. No contract or transaction between the Corporation and any of its directors or officers, or between the Corporation and another organization in which any of its directors or officers is a director or officer, or has a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his or her vote is counted for such purpose if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE VII
CERTIFICATES OF STOCK

Section 1.            Stock Certificates. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Each registered holder of shares, upon request to the Corporation, shall be provided with a certificate of stock representing the number of shares owned by such holder. The certificates of stock of the Corporation shall be in the form or forms from time to time approved by the Board. Such certificates shall be numbered consecutively and registered, shall exhibit the holder’s name and the number of shares, and shall be signed in the name of the Corporation by the Chair of the Board, the Chief Executive Officer, the President or a Vice President of the Corporation and by the Secretary or an Assistant Secretary of the Corporation.

Section 2.            Transfer Agent & Registrar. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of the transfer agents and registrars, or any of them.

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Section 3.           Countersigned Certificates; Signature of Former Officers, Transfer Agents or Registrars. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee or (ii) a registrar other than the Corporation or its employee, any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 4.            Partly Paid Stock. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 5.            Transfer of Stock. Stock of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized agent, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with a duly executed assignment and power of transfer endorsed thereon or attached thereto and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Corporation or its agents may reasonably require.

Section 6.            Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 7.           Closing of Transfer Books; Record Dates. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any stockholders meeting, the date for payment of any dividend, the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty (60) nor less than ten (10) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, the date for the payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, to receive payment of any such dividend, to any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent. In such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, to receive payment of such dividend, to receive such allotment of rights, to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date.

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Section 8.           Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or persons, except as otherwise provided by the General Corporation Law of the State of Delaware.

ARTICLE VIII
AUTHORITY AND GENERAL PROVISIONS

Section 1.            Execution & Voting Authority. Each officer of the Corporation is authorized to sign the name of the Corporation and to perform all acts necessary to effect a sale, transfer, assignment or other disposition of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants or other securities of another corporation owned by the Corporation and to issue the necessary powers of attorney; and each such officer is authorized, on behalf of the Corporation, to vote the securities, to appoint proxies with respect thereto, to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

Section 2.           Writing and Signing; Electronic Transmission. Whenever any provision of these Bylaws specifies that a writing is required or permitted to take action or to give notice, such action or notice may also be accomplished by electronic transmission. Electronic transmission means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process. If an electronic transmission is used to satisfy any provision of these Bylaws that specifies that a writing is required or permitted to take action or to give notice and these Bylaws require that such writing be signed by a particular person, such electronic transmission need not be signed but must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by that person. An electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the director or stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the director or stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the director or stockholder of such specific posting, upon the later of (a) such posting or (b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the director or stockholder. Electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 3.           Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 4.           Reliance Upon Books, Records and Reports. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 5.            Fiscal Year. Except as otherwise determined by resolution of the Board of Directors from time to time, the fiscal year of the Corporation shall end on the last day of December of each year.

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Section 6.            Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE IX
AMENDMENT

Section 1.           Amendment. These Bylaws may be amended or repealed by the vote of a majority of the directors present at any meeting at which a quorum is present or by the affirmative vote of the holders of not less than a majority of the total number of votes entitled to be cast generally in the election of directors; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal these Bylaws, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any Preferred Stock, the affirmative vote of the holders of at least eighty (80) percent of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Article III, Section 2 of these Bylaws.

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